Exhibit 99.1

Neuberger Berman Inc.
605 Third Avenue
New York, NY 10158-3698
Tel 212.476.9000

Contact:
Robert Matza
Executive Vice President
Chief Operating Officer
Neuberger Berman
(212) 476-9808

NEUBERGER BERMAN’S THIRD QUARTER EARNINGS
$0.42 PER SHARE VERSUS $0.47

Assets Under Management $53.6 Billion

Net Cash Flows Remain Positive

NEW YORK, NY, October 22, 2002 … Neuberger Berman Inc. (NYSE: NEU) today reported net income of $29.2 million, or $0.42 per share (diluted and basic), for the third quarter ended September 30, 2002. Included in these figures is $1.2 million, or $0.01 per share, in pretax costs associated with the completion of the offering of three Neuberger Berman Intermediate Municipal Funds. In the comparable period last year, net income was $33.5 million, or $0.47 per share (diluted and basic). Net revenues declined 4.6% to $142.9 million from $149.9 million in the 2001 quarter.

Cash earnings for the quarter, which exclude certain non-cash items such as deferred taxes and depreciation and amortization, were $51.5 million, or $0.73 per share (diluted) and $0.74 per share (basic). This compares with cash earnings in the year-ago period of $39.4 million, or $0.55 per share (diluted) and $0.56 per share (basic). The sharp rise in the 2002 quarter is primarily attributable to the realization of the deferred tax benefit associated with the vesting of shares in the Employee Defined Contribution Stock Incentive Plan that occurred with the secondary stock offering on July 29, 2002.

At quarter end, assets under management were $53.6 billion, up 2.8% from $52.1 billion at September 30, 2001, but down 8.7% from $58.7 billion at the end of the previous quarter.

Common shares outstanding were 69.8 million at the end of the 2002 quarter, down from 70.4 million in the prior year period. The Company continues to believe it is advantageous to use free cash to repurchase its stock, and aggressively pursued its common stock repurchase program in the quarter, purchasing 720,000 shares for $22.1 million. This brings the total number of shares repurchased since the program’s inception to 7.0 million shares at a cost of $256.4 million. An authorization for $68.6 million remains outstanding.

As was the case in the second quarter of 2002, the Company’s effective tax rate increased this period to 42.8%, up from 42.1% last year. This higher tax rate is attributable to a lower level of investment income, primarily because of lower interest rates and narrow spreads.

Confidence in Future Prospects

Jeffrey B. Lane, Neuberger Berman’s President and Chief Executive Officer, said, “We are three-quarters of the way through the third year of a severe bear market — with declines year-to-date of over 24% and almost 29% in the Dow Jones Industrial Average and the Standard & Poor’s 500 Index, respectively. Given this truly dismal market environment, and the seasonally slow nature of the summer period, I am quite pleased with our Company’s performance in the quarter.

“Let’s examine some highlights of this difficult period. Even though our clients — and we as portfolio managers — clearly loathe the decline in assets we’ve experienced, it should be noted that, on a relative basis, our investment performance has been good, particularly in fixed income. Our capabilities in this sector have been enhanced further with the recent addition of a highly successful team of high-yield bond professionals as well as the public offering in September of three Neuberger Berman closed-end municipal bond funds.

“It is also noteworthy that net cash flows in the Mutual Fund and Institutional segment remained positive in the quarter — even before the addition of new assets of $443 million from the above-mentioned municipal funds and approximately $400 million in assets managed by the high-yield team — and are substantially ahead year-to-date from the 2001 period. An important contributor to these positive net cash flows was the excellent results of our Wrap business, which has assets under management exceeding $5 billion, almost double the amount last year.

“Finally, we have also been very diligent about keeping expenses under control throughout this downturn, although market conditions have precipitated a selective reduction in our workforce of approximately 2% early in the fourth quarter.

“That Neuberger Berman has performed this well through the most trying conditions in recent memory gives me confidence, both in the strength of our business model and in our future prospects. As I have said repeatedly, times like these can only raise investors’ awareness of the need for professional guidance and advice. I believe also that investors will be drawn more and more to firms like ours — pure client advocates who are unencumbered by the apparent conflicts between research and investment banking that the securities industry is attempting to resolve. I am confident that Neuberger Berman will be in a unique position to capitalize even further on our enviable, 63-year reputation for integrity and independence. Money management is what we do, our clients’ best interests are always paramount, and our professional and support staff are second to none in terms of their knowledge and dedication.”

Nine Month Results

For the first nine months of 2002, net income declined 6.4% to $94.9 million from $101.4 million in the same period last year. Per share earnings were $1.34 (diluted) and $1.36 (basic) in the 2002 period versus $1.38 (diluted) and $1.40 (basic). Net revenues were up slightly to $463.4 million from $461.7 million.

PRIVATE ASSET MANAGEMENT

Net Revenues: $70.3 Million vs. $73.3 Million, Down 4.1%
Pretax Income:$34.8 Million vs. $37.6 Million, Down 7.6%

Assets under management in this segment at quarter-end were $20.8 billion, down 4.4% from $21.8 billion at September 30, 2001, and down 11.8% from $23.6 billion at the end of the previous quarter. Although adversely affected by the severe market declines, investment performance in the segment year-to-date has outpaced the rate of return of both the S&P 500 Index and the Dow Jones Industrial Average.

As assets under management have declined, so have investment advisory and administrative fees, which were down 5.5% versus the prior year period, but are up 4.8% year-to-date. Commission revenues in this seasonally slow period were essentially even with last year’s level, but were down 19.1% from the previous quarter. Expenses remained relatively flat quarter-over-quarter as well. Pretax profit margins declined to 49.5% compared with 51.3% in the 2001 period, and the segment accounted for 68.2% of the Company’s total pretax income.

During the quarter the national sales force of Client Consultants generated $372 million in new assets, almost 9% more than in the previous quarter, bringing their year-to-date total of new assets to $1.2 billion. As a result of current market conditions, more than the usual amount of these assets continue to be invested in fixed-income products, which carry lower profit margins than equities.

MUTUAL FUND AND INSTITUTIONAL

Net Revenues: $53.2 Million vs. $56.2 Million, Down 5.4%
Pretax Income: $19.2 Million vs. $22.4 Million, Down 14.6%

Assets under management in this segment were $32.8 billion at the end of the quarter, up 8.0% from $30.4 billion at September 30, 2001, and down 6.6% from $35.1 billion at June 30, 2002. Mutual fund performance in the quarter was mixed, though approximately half the assets in the Company’s equity funds outperformed both their benchmarks and the S&P 500. The relative performance of the fixed-income funds is very good year-to-date, with the Neuberger Berman High Income Bond Fund significantly outpacing its peer group.

As announced, public offerings of three closed-end municipal bond funds — the Neuberger Berman Intermediate Fund, the California Intermediate Fund and the New York Intermediate Fund — were completed on September 25, 2002, adding $443 million of new assets under management. They are traded on the American Stock Exchange.

Net cash flows in the segment remained positive overall at $921 million, including approximately $843 million in new assets, as previously discussed, versus $169 million in last year’s quarter. Mutual Fund and Sub-Advised Accounts recorded a small net cash outflow of $8 million, which was more than offset by net cash inflows of $176 million from Institutional Separate Accounts and $753 million from the Consultant Services Group (Wrap). The latter unit continues to record excellent progress, with assets under management at over $5.0 billion, up significantly from $2.5 billion a year ago and $4.2 billion at June 30, 2002.

PROFESSIONAL SECURITIES SERVICES

Net Revenues: $20.3 Million vs. $22.2 Million, Down 8.3%
Pretax Income: $2.8 Million vs. $3.5 Million, Down 18.1%

The performance of this business segment in the period — though significantly better than in the previous quarter — continues to be seriously affected by the poor market environment. Net interest income continued to decline as a result of lower average balances related to client financing, narrow interest spreads and lower interest rates. Given the steady growth evidenced in its client base, this unit is expected to enhance the Company’s overall profitability when the markets improve.

CORPORATE

Corporate includes various expenses, including administrative costs that are not directly related to the day-to-day operations of our principal business. The net pretax loss of $5.8 million in the quarter was essentially flat with last year’s level.

Neuberger Berman Inc. through its subsidiaries is an investment advisory company with $53.6 billion in assets under management, as of September 30, 2002. For 63 years, the firm has provided clients with a broad range of investment products, services and strategies. The Company engages in private asset management, wealth management services, tax planning and personal and institutional trust services, mutual funds and institutional management, and professional securities services for individuals, institutions, corporations, pension funds, foundations and endowments. Its website, and this news release, can be accessed at www.nb.com.

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Statements made in this release that look forward in time involve risks and uncertainties and are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such risks and uncertainties include, without limitation, the adverse effect from a decline in the securities markets or a decline in the Company’s products’ performance, a general downturn in the economy, competition from other companies, changes in government policy or regulation, inability of the Company to attract or retain key employees, inability of the Company to implement its operating strategy and acquisition strategy, inability of the Company to manage rapid expansion and unforeseen costs and other effects related to legal proceedings or investigations of governmental and self-regulatory organizations.

Neuberger Berman Inc. and Subsidiaries
Condensed Consolidated Statements of Income (Unaudited)
For the Periods Ending (in thousands, except per share data)

	Three Months Ended			Fav (Unfav)
				Change From
	September 30, 2002	June 30, 2002	September 30, 2001	June 30, 2002	September 30, 2001
REVENUES:
Investment advisory and administrative fees	$101,314	$113,355	$106,974	(10.6%)	(5.3%)
Commissions	32,671	37,319	32,136	(12.5%)	1.7%
Interest	15,138	18,523	32,850	(18.3%)	(53.9%)
Principal transactions in securities, net	68	762	(226)	(91.1%)	130.1%
Clearance fees	3,063	3,133	3,196	(2.2%)	(4.2%)
Other income	1,272	678	800	87.6%	59.0%

Gross revenues	153,526	173,770	175,730	(11.6%)	(12.6%)
Interest expense	10,629	13,440	25,870	20.9%	58.9%

Net revenues after interest expense	142,897	160,330	149,860	(10.9%)	(4.6%)

OPERATING EXPENSES:
Employee compensation and benefits	55,038	66,713	58,981	17.5%	6.7%
Information technology	6,379	6,075	5,701	(5.0%)	(11.9%)
Rent and occupancy	5,915	5,739	5,556	(3.1%)	(6.5%)
Brokerage, clearing and exchange fees	3,240	3,270	3,071	0.9%	(5.5%)
Advertising and sales promotion	1,806	2,248	1,337	19.7%	(35.1%)
Distribution and fund administration	5,767	6,328	4,870	8.9%	(18.4%)
Professional fees	3,430	3,192	3,534	(7.5%)	2.9%
Depreciation and amortization	3,794	3,803	3,398	0.2%	(11.7%)
Other expenses	6,559	6,251	5,608	(4.9%)	(17.0%)

Total operating expenses	91,928	103,619	92,056	11.3%	0.1%

Net income before taxes	50,969	56,711	57,804	(10.1%)	(11.8%)
Provision for income taxes	21,789	24,243	24,335	10.1%	10.5%

Net income	$29,180	$32,468	$33,469	(10.1%)	(12.8%)

Net income per common share
Net income per share—Basic	$0.42	$0.46	$0.47

Net income per share—Diluted	$0.42	$0.46	$0.47

Cash earnings per common share
Cash earnings per share—Basic	$0.74	$0.53	$0.56

Cash earnings per share—Diluted	$0.73	$0.52	$0.55

Weighted average common shares outstanding—Basic	69,397	69,878	70,568

Weighted average common shares outstanding—Diluted	70,055	70,885	71,722

8

Neuberger Berman Inc. and Subsidiaries
Condensed Consolidated Statements of Income (Unaudited)
For the Periods Ending
(in thousands, except per share data)

	Nine Months Ended		Fav (Unfav)
			Change From
	September 30, 2002	September 30, 2001	September 30, 2001
REVENUES:
Investment advisory and administrative fees	$323,581	$312,869	3.4%
Commissions	109,588	107,017	2.4%
Interest	53,039	135,152	(60.8%)
Principal transactions in securities, net	1,332	1,330	0.2%
Clearance fees	9,127	10,004	(8.8%)
Other income	4,785	2,667	79.4%

Gross revenues	501,452	569,039	(11.9%)
Interest expense	38,030	107,313	64.6%

Net revenues after interest expense	463,422	461,726	0.4%

OPERATING EXPENSES:
Employee compensation and benefits	190,190	189,752	(0.2%)
Information technology	18,251	16,621	(9.8%)
Rent and occupancy	17,157	15,064	(13.9%)
Brokerage, clearing and exchange fees	9,549	8,827	(8.2%)
Advertising and sales promotion	6,247	7,060	11.5%
Distribution and fund administration	17,915	14,194	(26.2%)
Professional fees	9,164	8,234	(11.3%)
Depreciation and amortization	11,294	9,361	(20.6%)
Other expenses	18,154	17,579	(3.3%)

Total operating expenses	297,921	286,692	(3.9%)

Net income before taxes	165,501	175,034	(5.4%)
Provision for income taxes	70,606	73,647	4.1%

Net income	$94,895	$101,387	(6.4%)

Net income per common share
Net income per share—Basic	$1.36	$1.40

Net income per share—Diluted	$1.34	$1.38

Cash earnings per common share
Cash earnings per share—Basic	$1.84	$1.79

Cash earnings per share—Diluted	$1.82	$1.76

Weighted average common shares outstanding—Basic	69,771	72,330

Weighted average common shares outstanding—Diluted	70,744	73,646

Neuberger Berman Inc. and Subsidiaries
Selected Segment Financial Data (Unaudited)
For the Periods Ending
(in thousands)
	Three Months Ended			Fav (Unfav)
				Change From
	September 30, 2002	June 30, 2002	September 30, 2001	June 30, 2002	September 30, 2001
PRIVATE ASSET MANAGEMENT

Net revenues after interest expense	$70,250	$80,398	$73,288	(12.6%)	(4.1%)

Net income before taxes	$34,758	$38,218	$37,601	(9.1%)	(7.6%)

MUTUAL FUND & INSTITUTIONAL

Net revenues after interest expense	$53,166	$59,703	$56,195	(10.9%)	(5.4%)

Net income before taxes	$19,151	$24,060	$22,432	(20.4%)	(14.6%)

PROFESSIONAL SECURITIES SERVICES

Net revenues after interest expense	$20,329	$20,745	$22,177	(2.0%)	(8.3%)

Net income before taxes	$2,846	$734	$3,477	287.7%	(18.1%)

CORPORATE

Net loss after interest expense	$(848)	$(516)	$(1,800)	(64.3%)	52.9%

Net loss before taxes	$(5,786)	$(6,301)	$(5,706)	8.2%	(1.4%)

TOTAL

Net revenues after interest expense	$142,897	$160,330	$149,860	(10.9%)	(4.6%)

Net income before taxes	$50,969	$56,711	$57,804	(10.1%)	(11.8%)

	Nine Months Ended		Fav (Unfav)
			Change From
	September 30, 2002	September 30, 2001	September 30, 2001

PRIVATE ASSET MANAGEMENT

Net revenues after interest expense	$232,141	$222,677	4.3%

Net income before taxes	$111,349	$108,757	2.4%

MUTUAL FUND & INSTITUTIONAL

Net revenues after interest expense	$169,606	$168,424	0.7%

Net income before taxes	$64,860	$62,670	3.5%

PROFESSIONAL SECURITIES SERVICES

Net revenues after interest expense	$63,748	$75,332	(15.4%)

Net income before taxes	$7,199	$21,344	(66.3%)

CORPORATE

Net loss after interest expense	$(2,073)	$(4,707)	56.0%

Net loss before taxes	$(17,907)	$(17,737)	(1.0%)

TOTAL

Net revenues after interest expense	$463,422	$461,726	0.4%

Net income before taxes	$165,501	$175,034	(5.4%)

Neuberger Berman Inc. and Subsidiaries
Assets Under Management (Unaudited)
For the Periods Ending
(in millions)
	Three Months Ended			Fav (Unfav) Change From
	September 30,	June 30,	September 30,	June 30,	September 30,
	2002	2002	2001	2002	2001
PRIVATE ASSET MANAGEMENT

Assets under management, beginning of period	$23,593	$25,731	$24,253

Net additions	216	213	266
Market depreciation	(3,001)	(2,351)	(2,757)

Total decrease	(2,785)	(2,138)	(2,491)

Assets under management, end of period (1)	$20,808	$23,593	$21,762	(11.8%)	(4.4%)

MUTUAL FUND & INSTITUTIONAL

Equity Separate Accounts
Assets under management, beginning of period	$6,091	$6,542	$6,810

Net additions (withdrawals)	(68)	74	(122)
Market depreciation	(958)	(525)	(895)

Total decrease	(1,026)	(451)	(1,017)

Assets under management, end of period	$5,065	$6,091	$5,793	(16.8%)	(12.6%)

Fixed Income Separate Accounts
Assets under management, beginning of period	$5,437	$5,262	$5,280

Net additions	244	1	163
Market appreciation	236	174	162

Total increase	480	175	325

Assets under management, end of period	$5,917	$5,437	$5,605	8.8%	5.6%

Consultant Services Group
Assets under management, beginning of period	$4,237	$3,544	$2,277

Net additions	753	671	304
Market appreciation (depreciation)	21	22	(39)

Total increase	774	693	265

Assets under management, end of period	$5,011	$4,237	$2,542	18.3%	97.1%

Mutual Fund and Sub-Advised Accounts
Assets under management, beginning of period	$19,342	$20,794	$19,616

Net additions (withdrawals)	(8)	519	(176)
Market depreciation	(2,537)	(1,971)	(3,007)

Total decrease	(2,545)	(1,452)	(3,183)

Assets under management, end of period (2)	$16,797	$19,342	$16,433	(13.2%)	2.2%

Sub-Total Mutual Fund & Institutional
Assets under management, beginning of period	$35,107	$36,142	$33,983

Net additions	921	1,265	169
Market depreciation	(3,238)	(2,300)	(3,779)

Total decrease	(2,317)	(1,035)	(3,610)

Assets under management, end of period	$32,790	$35,107	$30,373	(6.6%)	8.0%

TOTAL
Assets under management, beginning of period	$58,700	$61,873	$58,236

Net additions	1,137	1,478	435
Market depreciation	(6,239)	(4,651)	(6,536)

Total decrease	(5,102)	(3,173)	(6,101)

Assets under management, end of period	$53,598	$58,700	$52,135	(8.7%)	2.8%

Equity component of assets under management	58%	66%	68%

Note 1:	As of September 30, 2002, Private Asset Management included $58 of assets invested in EMM's Hedge Fund products.

Note 2:
As of September 30, 2002, Mutual Fund and Sub-Advised Accounts included $143 of client assets invested in the Fund Advisory Service wrap mutual fund program with third party funds, a decrease of $21 from the prior quarter.

Neuberger Berman Inc. and Subsidiaries
Assets Under Management (Unaudited)
For the Periods Ending
(in millions)
			Fav (Unfav)
	Nine Months Ended		Change From
	September 30, 2002	September 30, 2001	September 30, 2001
PRIVATE ASSET MANAGEMENT

Assets under management, beginning of period	$25,004	$22,510

Net additions	461	1,760
Market depreciation	(4,657)	(2,508)

Total decrease	(4,196)	(748)

Assets under management, end of period (1)	$20,808	$21,762	(4.4%)

MUTUAL FUND & INSTITUTIONAL

Equity Separate Accounts
Assets under management, beginning of period	$6,290	$6,402

Net additions (withdrawals)	(22)	222
Market depreciation	(1,203)	(831)

Total decrease	(1,225)	(609)

Assets under management, end of period	$5,065	$5,793	(12.6%)

Fixed Income Separate Accounts
Assets under management, beginning of period	$5,229	$5,298

Net additions	338	13
Market appreciation	350	294

Total increase	688	307

Assets under management, end of period	$5,917	$5,605	5.6%

Consultant Services Group
Assets under management, beginning of period	$3,037	$1,796

Net additions	1,876	750
Market appreciation (depreciation)	98	(4)

Total increase	1,974	746

Assets under management, end of period	$5,011	$2,542	97.1%

Mutual Fund and Sub-Advised Accounts
Assets under management, beginning of period	$19,488	$19,480

Net additions	1,407	98
Market depreciation	(4,098)	(3,145)

Total decrease	(2,691)	(3,047)

Assets under management, end of period (2)	$16,797	$16,433	2.2%

Sub-Total Mutual Fund & Institutional
Assets under management, beginning of period	$34,044	$32,976

Net additions	3,599	1,083
Market depreciation	(4,853)	(3,686)

Total decrease	(1,254)	(2,603)

Assets under management, end of period	$32,790	$30,373	8.0%

TOTAL
Assets under management, beginning of period	$59,048	$55,486

Net additions	4,060	2,843
Market depreciation	(9,510)	(6,194)

Total decrease	(5,450)	(3,351)

Assets under management, end of period	$53,598	$52,135	2.8%

Equity component of assets under management	58%	68%

Note 1:	As of September 30, 2002, Private Asset Management included $58 of assets invested in EMM’s Hedge Fund products.

Note 2:
As of September 30, 2002, Mutual Fund and Sub-Advised Accounts included $143 of client assets invested in the Fund Advisory Service wrap mutual fund program with third party funds, an increase of $55 from the prior year period.